As filed with the Securities and Exchange Commission on November 21, 2025

Registration No. 333-287278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

KODIAK AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	7373	98-1592112
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For co-registrants, see “Table of Co-Registrants” on the following page.

1049 Terra Bella Avenue

Mountain View, California 94043

Tel: (650) 209-8005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jordan Coleman

Chief Legal and Policy Officer

1049 Terra Bella Avenue

Mountain View, California 94043

Tel: (650) 209-8005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Saper

Melissa Rick

Austin March

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Tel: (650) 493-9300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Kodiak Robotics, Inc.	Delaware	7373	82-5086710

(1)	The Co-Registrant has the following principal executive office:

Kodiak Robotics, Inc.

1049 Terra Bella Avenue

Mountain View, CA 94043

Tel: (650) 209-8005

(2)	The agent for service for the Co-Registrant is:

Jordan Coleman

Chief Legal and Policy Officer

Kodiak Robotics, Inc.

1049 Terra Bella Avenue

Mountain View, CA 94043

Tel: (650) 209-8005

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (as may be amended after the date hereof, the “Post-Effective Amendment No. 1”) is filed with the Securities and Exchange Commission (the “Commission”) by Kodiak AI, Inc. (the “Registrant”) and amends the registration statement initially filed with the Commission on Form S-4 (File No. 333-287278)  on May  14, 2025, as amended on June  30, 2025, July  28, 2025, August  15, 2025, and August 25, 2025, which was declared effective by the Commission on August 29, 2025 (the “Registration Statement”).

At the time that the Registration Statement was declared effective, the Registration Statement registered, among other things, 39,300,000 shares of common stock of the Registrant (the “Underlying Shares”) that are issuable upon the exercise of 14,300,000 private warrants of the Registrant (“Private Placement Warrants”) and 25,000,000 publicly traded warrants of the Registrant (collectively with the Private Placement Warrants, the “Warrants”), the offering of which was registered by the Registration Statement.

This Post-Effective Amendment is being filed to remove from registration the previously registered Underlying Shares covered by the Registration Statement, none of which have been sold. The Registrant hereby requests that the 39,300,000 Underlying Shares issuable on exercise of the Warrants be removed from registration by means of this Post-Effective Amendment.

A total of 39,299,990 Underlying Shares and 14,300,000 Private Placement Warrants are being registered under a registration statement on Form S-1 (File No. 333-290832) initially filed with the Commission on October 10, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on November 21, 2025.

KODIAK AI, INC.

By:	/s/ Don Burnette
Name: Don Burnette
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Don Burnette Don Burnette	Chief Executive Officer and Director (Principal Executive Officer)	November 21, 2025

/s/ Surajit Datta Surajit Datta	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 21, 2025

* Mohamed Elshenawy	Director	November 21, 2025

* Kenneth Goldman	Director	November 21, 2025

* James Reed	Director	November 21, 2025

* Allyson Satin	Director	November 21, 2025

* Kristin Sverchek	Director	November 21, 2025

* Scott Tobin	Director	November 21, 2025

*By:	/s/ Don Burnette
Name: Don Burnette
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on November 21, 2025.

KODIAK ROBOTICS, INC.

By:	/s/ Don Burnette
Name: Don Burnette
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Don Burnette Don Burnette	Chief Executive Officer and Director (Principal Executive Officer)	November 21, 2025

/s/ Surajit Datta Surajit Datta	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 21, 2025

/s/ Jordan Coleman Jordan Coleman	Chief Legal and Policy Officer and Director	November 21, 2025